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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan, the 2000 International Stock Option Plan and the 2000 Non-Officer Stock Option Plan of Maxygen, Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements of Maxygen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 22, 2002